SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 21, 2006

Date of Report (Date of earliest event reported)

PSB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-293074
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1835 Market Street
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(215) 979-7900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On June 21, 2006, PSB Bancorp, Inc. (“the Company”) purchased all rights, if any, to 342,800 contested options (the “Rights”) to acquire the Company’s common stock in a secured creditor sale from “The Bank”, a New Jersey financial institution. The contested options were purportedly originally issued to Hal Shaffer, a former employee/director of a predecessor institution, and were the subject of on-going litigation regarding the validity of such options by the Company. The Bank acquired these Rights in a court proceeding among The Bank, Mr. Shaffer, and other creditors of Mr. Shaffer. The Company paid “The Bank” $1.2 million for the Rights. The Company believes that this purchase of the Rights extinguishes any remaining interest The Bank, or any individual or entity claiming through or under The Bank, may have in the Rights.

Item 9.01.                                          Financial Statements and Exhibits.

NONE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Bancorp, Inc.

By:	/s/ Anthony DiSandro
Anthony DiSandro,
President, Chief Executive Officer

Dated:  June 23, 2006